Exhibit 4.4

Private and Confidential

Date 2 July 2020

NAVIOS MARITIME PARTNERS L.P.

as Borrower

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

ABN AMRO BANK N.V.

as Agent and as Security Trustee

SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement

dated 12 December 2019

for a loan facility of (originally) up to USD23,500,000

INCE

PIRAEUS

Index

Clause		Page No

1	INTERPRETATION	1

2	AGREEMENT OF THE LENDERS	1

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS	3

6	FURTHER ASSURANCES	4

7	EXPENSES	5

8	NOTICES	5

9	SUPPLEMENTAL	5

10	LAW AND JURISDICTION	5

THIS SUPPLEMENTAL AGREEMENT is made on 2nd July 2020

BETWEEN

(1)	NAVIOS MARITIME PARTNERS L.P., as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	ABN AMRO BANK N.V., as Agent; and

(4)	ABN AMRO BANK N.V., as Security Trustee.

BACKGROUND

(A)

By a loan agreement dated 12 December 2019 (the “Loan Agreement”) and made between (1) the Borrower, (2) the Lenders and (3) the Agent and the Security Trustee, the Lenders made available to the Borrower a term loan facility of (originally) up to USD23,500,000 upon the terms and for the purposes therein specified, of which USD3,715,074 remains outstanding on the date hereof.

(B)

The Borrower has requested the Lenders to consent to the transfer of m/v “ESPERANZA N” (registered in the ownership of Leto Shipping Corporation with IMO Number 9339868 (“Ship C”) from the Cypriot flag to the Liberian flag.

(C)

This Agreement sets out the terms and conditions on which the Lenders agree, with effect on and from the Effective Date, at the request of the Borrower, to the transfer of the Ship onto Liberian flag and to vary certain provisions of the Loan Agreement

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the Banking Day on which all the conditions precedent referred to in Clause 3.1 have been fulfilled (or such other date as the Agent may agree with the Borrower);

“Liberian Mortgage” means the first preferred Liberian mortgage over the Ship required to be executed hereunder by Guarantor C in favour of the Security Trustee in an agreed form; and

“Loan Agreement” means the loan agreement dated 12 December 2019 referred to in Recital (A).

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.3, 1.4 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDERS

2.1

Agreement of the Lenders. The Lenders, relying upon the representations and warranties in Clause 4 and subject to Clause 3, agree to the transfer of the Ship onto Liberian flag, and the consequential amendments to the Loan Agreement in accordance with Clause 5.

2.2	Effective Date. The agreement of the Lenders contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	Conditions Precedent. The conditions referred to in Clause 2.1 are that the Agent, or its authorised representative, shall have received the following documents:

(a)	certified copies of all documents which evidence or relate to the constitution of the Borrower and Guarantor C and their current corporate existence;

(b)	Corporate authorities

(i)	a list of directors and officers of the Borrower and Guarantor C specifying the names and positions of such persons, certified by an officer of such Security Party to be true, complete and up to date;

(ii)

originals of resolutions of the directors and shareholders of the Borrower and Guarantor C approving such of this Agreement and the Liberian Mortgage to which such Security Party is a party and authorising the execution and delivery hereof and thereof and performance of the relevant Security Party’s obligations hereunder and thereunder, additionally certified by an officer of the relevant Security Party as having been duly passed at a duly convened meeting of the directors and shareholders of such relevant Security Party and not having been amended, modified or revoked and being in full force and effect;

(iii)	an original of any power of attorney issued by the Borrower and Guarantor C pursuant to such resolutions referred to at paragraph (ii) above; and

(iv)	original “bringdown” certificate from the secretary of the Manager for the purpose of confirming each Guarantor’s and the Manager’s approval to its endorsement of this Supplemental Agreement;

(c)	Ship C

evidence that Ship C:

(i)	is registered in the Liberian Registry in the name of Guarantor C under the laws and flag of Liberia; and

(ii)	is in the absolute and unencumbered ownership of Guarantor C save for the Liberian Mortgage;

(d)	Liberian Mortgage registration

evidence that the Liberian Mortgage has been duly registered against Ship C in accordance with the laws of Liberia;

(e)	Ship certificates

copies of the DOC, SMC and ISSC for the Ship and any other certificates to be issued pursuant to the ISM Code and/or ISPS Code and any other trading certificates which need to be amended or issued to reflect the change of flag of Ship C to the Liberian flag;

(f)	Insurers’ confirmation

confirmation from the insurers of the Ship, that the insurances in respect of the Ship remain in place and unaffected notwithstanding the change of flag to Liberian flag respectively;

(g)	Laws of the Marshall Islands and Liberia opinion

an opinion of the Agent’s nominated special legal advisers in respect of the laws of the Marshall Islands and Liberia in form and substance acceptable to the Lenders;

(h)	Laws of England opinion

an opinion of the Agent’s nominated special legal advisers in respect of the laws of England in form and substance acceptable to the Lenders;

(i)	London agent

documentary evidence that Messrs Hill Dickinson Services (London) Ltd at present of The Broadgate Tower, 20 Primrose Street, London, EC2A 2EW, England have accepted their appointment in respect of this Agreement;

(j)	Endorsement

the endorsement at the end of this Agreement signed by each Security Party (other than the Borrower); and

(k)	Further opinions, etc.

any further opinions, consents, agreements and documents in connection with this Agreement which the Agent may request.

3.1.2

If the Lenders, in their sole discretion, agree to allow the deletion of the Ship from Cyprus flag and her registration on Liberian flag before all of the documents and evidence required by Clause 3.1 have been delivered to or to the order of the Agent, the Borrower shall deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent therefor.

4	REPRESENTATIONS AND WARRANTIES

Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to each Bank that the representations and warranties in Clause 7 of the Loan Agreement, updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

5.1.1	by deleting the definition of “Vessel C” in Schedule 6 thereof and replacing it with the following:

““Ship C” means the 2006-built container ship, with IMO Number 9339868, which is registered in the ownership of Guarantor C on the Liberian flag with the name “ESPERANZA N””; and

5.1.2	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2

Amendments to Security Documents. With effect on and from the date hereof each of the Security Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)

the definition of, and references throughout each of the Security Documents to, the Loan Agreement and any of the other Security Documents shall be construed as if the same referred to the Loan Agreement and those Security Documents as amended and supplemented by this Agreement;

(b)

by construing references throughout each of the Security Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Security Documents as amended and supplemented by this Agreement;

(c)

any references throughout the General Assignment in respect of Ship C and each of the other Security Documents to Ship C shall be construed as if the same referred to Ship C as registered in the name of Guarantor C on the Liberian flag with the name “ESPERANZA N”; and

(d)

any references throughout the General Assignment in respect of the Ship and each of the other Security Documents to the Mortgage over the Ship shall be construed as if the same referred to the first preferred Liberian mortgage over the Ship.

5.3

Security Documents to remain in full force and effect. The Security Documents shall remain in full force and effect as amended and supplemented by (a) the amendments to the Security Documents contained or referred to in Clauses 5.1 and 5.2 and (b) such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower to execute further documents etc. The Borrower shall, and shall procure that any other party to any Security Document shall:

(a)

execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step, which the Agent may, by notice to the Borrower or other party,

specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)

validly and effectively to create any Encumbrance or right of any kind which the Lenders intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3

Terms of further assurances. The Agent may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5

Additional corporate action. At the same time as the Borrower or any other party deliver to the Agent any document executed under Clause 6.1(a), the Borrower or such other party shall also deliver to the Agent a certificate signed by 2 of the Borrower’s, or that other party’s directors which shall:

(a)	set out the text of resolutions of the Borrower or that other party’s directors specifically authorising the execution of the document specified by the Agent; and

(b)

state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s articles of association or other constitutional documents.

7	EXPENSES

Expenses. The provisions of Clause 20 (Expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES

General. The provisions of Clause 28 (Notices) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

Incorporation of the Loan Agreement provisions. The provisions of Clause 18 (Law) and Clause 19 (Jurisdiction) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

THE BORROWER
SIGNED by GEORGIOS PANAGAKIS	)
for and on behalf of	)
NAVIOS MARITIME PARTNERS L.P.	)
in the presence of:

THE LENDERS
SIGNED by VICTORIA LIAOU	)
and by PANAGIOTIS FOKAS	)
for and on behalf of	)
ABN AMRO BANK N.V.	)

THE AGENT
SIGNED by VICTORIA LIAOU	)
and by PANAGIOTIS FOKAS	)
for and on behalf of	)
ABN AMRO BANK N.V.	)

THE SECURITY TRUSTEE
SIGNED by VICTORIA LIAOU	)
and by PANAGIOTIS FOKAS	)
for and on behalf of	)
ABN AMRO BANK N.V.	)

Witness to all the above	)
Signatures	)
Name:	)
Address:	)

COUNTERSIGNED this 2nd day of July 2020 by the following parties who, by executing the same, confirm and acknowledge that they have read and understood the terms and conditions of the above Supplemental Agreement, that they agree in all respects to the same and that the Security Documents to which they are respectively a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement, as amended by the above Supplemental Agreement, and each of them hereby reaffirms the Security Documents to which it is a party as the same is amended by the above Supplemental Agreement.

/s/ Georgios Panagakis	/s/ Georgios Panagakis
GEORGIOS PANAGAKIS	GEORGIOS PANAGAKIS
duly authorized on behalf of	duly authorized on behalf of
LETO SHIPPING CORPORATION	NAVIOS SHIPMANAGEMENT INC.

/s/ Georgios Panagakis
GEORGIOS PANAGAKIS	* Not Required
duly authorised on behalf of
NAVIOS MARITIME OPERATING L.L.C.	duly authorised on behalf of
SYNERGY MARINE PTE. LTD.
* Not Required
duly authorised on behalf of
SYNERGY MARITIME RECRUITMENT
SERVICES PVT LTD